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                                                                    Exhibit 3.95

                                     BY-LAWS

                                       OF

                        PINELLAS AMBULANCE SERVICE, INC.

                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

     Section 1. Annual Meeting. The annual meeting of the stockholders of this corporation shall be held at 8:00 P.M. on the first Monday in January of each year beginning in 1973.

     Section 2. Special Meetings. Special meetings of the stockholders shall be held when directed by the President or the Board of Directors, or when requested in writing by stockholders who hold a majority of the stock having the right and entitled to vote at such meeting. A meeting requested by stockholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors or stockholders requesting the calling of the meeting shall designate another person to do so.

     Section 3. Place. Meetings of stockholders may be held either within or without the State of Florida.

     Section 4. Notice. A notice of each meeting of stockholders, signed by the Secretary, shall be mailed to each stockholder having the right and entitled to vote at such meeting, at his address as it appears on the records of the corporation, not less than ten (10) nor more than sixty (60) days before the date set for the meeting. The notice shall state the purpose of the meeting and the time and place it is to be held. Such a notice shall be sufficient for the

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meeting and any adjournment thereof. If any stockholder shall transfer any of his stock after his notice, it shall not be necessary to notify the transferee. Any stockholder may waive notice of any meeting either before, at, or after the meeting.

     Section 5. Voting. Every stockholder having the right and entitled to vote at a meeting of stockholders shall be entitled, upon each proposal presented at the meeting, to one vote for each share of voting stock recorded in his name on the books of the corporation on the date of the meeting. Shares of its own stock owned by this corporation shall not be voted directly or indirectly, or counted as outstanding for the purpose of any stockholders' quorum or vote.

     Section 6. Quorum. A majority of the stock entitled to vote shall constitute a quorum at any stockholders' meeting, but any number of stockholders, even if less than a quorum, may adjourn the meeting from time to time and place to place.

     Section 7. Proxies. At any meeting of stockholders or any adjournment thereof, any stockholder of record having the right and entitled to vote thereat may be represented and voted by a proxy appointed by an instrument in writing. In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one be present, that one, shall have all of the powers conferred by the instrument upon all of the persons so designated unless the instrument shall otherwise provide.

     Section 8. Validation. When stockholders who hold two-thirds of the voting stock having the right and entitled to vote at any meeting shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.


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                                   ARTICLE II

                                    DIRECTORS

     Section 1. Function. The business of this corporation shall be managed and its corporate powers executed by the Board of Directors.

     Section 2. Number. This corporation shall have not less than three (3) nor more than five (5) Directors.

     Section 3. Qualification. All of the members of the Board of Directors shall be of full age, and at least two (2) shall be citizens of the United States. It shall not be necessary for Directors to be stockholders.

     Section 4. Election and Term. The Directors shall be chosen at the annual meeting of the stockholders, by a plurality of the votes cast at such election, and shall hold office until the next annual meeting of the stockholders and the election and qualification of their successors.

     Section 5. Vacancies. Vacancies in the Board of Directors shall be filled until the next annual meeting of stockholders by the Directors remaining in office.

     Section 6. Quorum. The presence of a majority of all of the Directors shall be necessary at any meeting to constitute a quorum to transact business. The act of a majority of Directors present at a meeting where a quorum is present shall be the act of the Board of Directors.

     Section 7. Place of Meeting. Directors' meetings may be held within or without the State of Florida.

     Section 8. Time of Meeting. Meetings of the Board of Directors shall be held immediately following the annual meeting of stockholders each year, at such times thereafter as the Board of Directors may fix, and at other times upon the call of the President or by a majority


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of the Directors. Notice of each special meeting shall be given by the Secretary to each Director not less than five (5) days before the meeting, unless each Director shall waive notice thereof before, at, or after the meeting.

     Section 9. Executive Committee. The Board of Directors may, by resolution, designate two or more of their number to constitute an Executive Committee, who, to the extent provided in such resolution shall have and execute the powers of the Board of Directors.

                                   ARTICLE III

                                    OFFICERS

     Section 1. Officers. This corporation shall have a President, a Secretary and a Treasurer, all of whom shall be Directors. They shall be chosen by the Board of Directors at the first meeting of the Board of Directors held following the first annual meeting of the stockholders, and shall serve until their successors are chosen and qualify. All other officers, agents, and factors shall be chosen, serve for such term and have such duties as may be determined by the Board of Directors. Any person may hold two or more offices except that the President may not also be the Secretary or Assistant Secretary. No person holding two or more offices shall sign any instrument in the capacity of more than one office.

     Section 2. President. The President shall have general and active management of the business and affairs of the corporation subject to the approval of the Board of Directors, and shall preside at all meetings of the stockholders.

     Section 3. Secretary. The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the stockholders and Board of Directors, send out all notices of meetings, and perform such other duties as may be prescribed by the Board of Directors or President.


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     Section 4. Treasurer. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render account thereof at the annual meetings of stockholders and whenever else required by the Board of Directors or President and shall perform such other duties as may be prescribed by the Board of Directors or President.

                                   ARTICLE IV

                               STOCK CERTIFICATES

     Section 1. Authorized Issuance. This corporation may issue the shares of stock authorized by its Articles of Incorporation and none other.

     Section 2. Issuance. Every stockholder shall be entitled to have, for each kind, class or series of stock held, a certificate certifying the number of shares thereof held of record by him. Certificates shall be signed by the President and the Secretary or the Assistant Secretary, and sealed with the seal of the corporation. The seal may be facsimile, engraved or printed.

     Section 3. Form. It shall not be necessary to set forth in any stock certificate the provision of the Articles of Incorporation showing the class or classes of stock authorized to be used and the distinguishing characteristics thereof. Those provisions may be either (a) summarized on the face or back of the certificate, or (b) incorporated by reference made on the face or the back of the certificate, the reference stating that a copy of the provisions, certified by an officer of the corporation, will be furnished by the corporation, without cost, to and upon request of the certificate holder.

     Section 4. Transfer. No transfer of stock shall be valid against this corporation until it shall have been registered upon the corporation's books in the following manner: The person named as the stockholder in the stock certificate, or his attorney in fact so


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constituted in writing, shall surrender such stock certificate and in writing direct the transfer thereof.

     Section 5. Stock Book. This corporation shall keep at its office in the State of Florida, a book ( or books, if more than one kind, class or series of stock is outstanding) to be known as the stock book, containing names, alphabetically arranged, with the address, of every stockholder, showing the number of shares of each kind, class or series of stock held of record by him.

     Section 6. Inspection. The stock book or stock lists shall be open for inspection by any judgment creditor of the corporation or any person who shall have been for the last six (6) months immediately preceding his demand a record holder of not less than five (5%) percent of the outstanding shares of this corporation, or by an officer, Director, or any committee or person holding or authorized in writing by the holders of at least ten (10%) percent of all the. outstanding shares of this corposation. Persons so entitled to inspect stock books or stock lists may make extracts therefrom. This right of inspection shall not extend to any person who has used or proposes to use the information so obtained otherwise than to protect his interest in this corporation, or has within two (2) years sold or offered for sale any list of stockholders of this corporation or any other corporation, or has aided or abetted any person in procurring any stock list for any such purpose.

                                    ARTICLE V

                                    DIVIDENDS

     Section 1. Payment. Dividends may be paid to stockholders from the net earnings or from the surplus of the assets over the liabilities including capital, but not otherwise. When the Board of Directors shall so determine, dividends may be paid in stock.


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                                   ARTICLE VI

                                      SEAL

     Section 1. Form. The corporate seal shall have the name of the corporation and the word "seal" inscribed thereon, and may be facsimile, engraved, printed, or an impression seal.

                                   ARTICLE VII

                                   AMENDMENTS

     Section 1. By Directors. These By-Laws may be amended, consistent with any By-Laws adopted by the stockholders, or any part thereof that has not been adopted by the stockholders may be repealed, by the Board of Directors, at any meeting by majority vote of the Directors present and voting and/or if notice of the proposed action was included in the notice of the meeting or is waived in writing by a majority of the Directors.

     Section 2.. By Stockholders. These By-Laws may be amended or repealed wholly or in part, by a majority of the stockholders, entitled to vote thereon present at any stockholders meeting, if notice of the proposed action was included in the notice of the meeting or is waived in writing by a majority of the stockholders entitled to vote thereon.


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                                     BYLAWS

                        PINELLAS AMBULANCE SERVICE, INC.

                                    ARTICLE I

                                     Offices

     The corporation may have offices at such places both within and without the State of Florida, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                  Capital Stock

     Section 1. Amount of Capital Stock. The authorized capital stock of the corporation shall be as set forth in the Articles of Incorporation filed with the Secretary of State of the State of Florida.

     Section 2. Certificates of Stock. The certificates of stock shall be of such form and device as the Board of Directors may adopt. All certificates of stock shall be signed by the President, or in his absence, by a Vice President, and by the Secretary or by such other persons as may be authorized by law to sign such certificates. Such certificates shall exhibit the holders' names and the number of shares, be numbered, and entered in the books of the corporation as they are issued.

     Section 3. Transfers of Stock and Duplicate Certificates. Transfer of stock shall be made only on the books of the corporation. No new certificate shall be issued in lieu of an old one, unless the latter is properly endorsed, surrendered and marked "cancelled" at the time the new one is issued. If, however, a certificate shall be lost or destroyed, the Board of Directors may order a new certificate issued upon receipt by the corporation of satisfactory security by bond or otherwise against loss to the corporation and upon such other terms, conditions and


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guaranties as such Board may require. Any such new certificates shall be plainly marked "duplicate" on its face.

     Section 4. Recognition of Ownership and Treasury Stock. Any person, firm or corporation in whose name stock stands on the books of the corporation, whether individually, or as trustee, pledged or otherwise, may be recognized and treated by the corporation as the absolute owner thereof, and the corporation shall in no event be obliged to deal with or to recognize the rights or interests of any other person in such stock, or in any part thereof. Treasury stock shall be held by the corporation subject to disposal by the Board of Directors and shall neither be voted nor participate in dividends and other distributions.

                                   ARTICLE III

                            Meetings of Shareholders

     Section 1. Location. All meetings of the shareholders shall be held at any place within or without the State of Florida which may be designated either by the Board of Directors or by the written consent of all shareholders entitled to vote thereat given either before or after the meeting and filed by the Secretary of the corporation. In the absence of any such designation, shareholders' meetings shall be held at One Park Plaza, in the City of Nashville, State of Tennessee.

     Section 2. Annual Meeting. The annual meeting of the stockholders shall be held on any business day during February or March as determined by the Board of Directors. At such meeting, the stockholders shall elect directors, by a plurality vote, to serve for the ensuing year or until their successors shall be elected and qualified.

     Section 3. Special Meetings. Special meetings of the shareholders, for any purposes whatsoever, may be called at any time by the President or by any Vice President or by a majority


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of the Board of Directors or by one or more shareholders holding not less than one-fifth (1/5) of the voting power of the corporation.

     Section 4. Notices. Written notice of each annual meeting shall be given to each shareholder either personally or by mail or by other means of written communication charges prepaid, addressed to each shareholder at his address appearing on the books of the corporation, or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice is duly given to him if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated or if published at least once in some newspaper of general circulation in the county in which the office is located. Except as otherwise expressly provided by statute, any such notice shall be deposited in the United States mail, delivered to the telegraph company in the place in which the principal office of the corporation is located or published at least ten (10) days, but not more that forty (40) days prior to the time of the holding of the meeting. In case such notice is personally delivered or delivered by means of written communication other than by mail, telegraph or publication as above provided, it shall be so delivered at least seven (7) days prior to the time of the holding of the meeting. Such delivery, mailing, telegraphing or publishing as above provided shall be due, legal and personal notice to such shareholders. Such notices shall specify the place, the day and the hour of such meeting and shall state such other matters, if any, as may be expressly required by statute. Notice of any special meeting shall specify in addition to the place, day and hour of such meeting the general nature of the business to be transacted. Attendance by a shareholder at any meeting in person or by proxy shall be deemed to waive all requirements as to notice of the meeting. Waiver by a shareholder in writing of notice of any meeting of shareholders shall be equivalent to the giving of such notice.


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     Section 5. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of the shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted. The shareholders present at a duly organized meeting may continue to transact any business notwithstanding the withdrawal from such meeting of enough shareholders to leave less than a quorum.

     Section 6. Proxies. Stock may be represented by proxy and no special form of proxy shall be necessary, but the written authorization of proxy over signature of a shareholder shall be sufficient. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 7. Voting. Each share of stock present at any meeting, either in person or by proxy, and having voting power shall be entitled to one vote on all matters coming before the meeting.

     Section 8. Presiding Officer. Every meeting of shareholders, whether annual or special, shall be presided over by the President or, in his absence, by any Vice President. The Secretary of the corporation shall act as Secretary of every such meeting or, in his absence, a Secretary shall be appointed by the Chairman of such meeting.

     Section 9. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to receive payment of any dividend, the Board of Directors shall fix a record date for determination of


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shareholders entitled to participate, which shall not be less than twenty (20)
days nor more than fifty (50) days prior to the date on which such action is to be taken.

     Section 10. Written Consent. To the extent provided by applicable law, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock.

                                   ARTICLE IV

                                    Directors

     Section 1. Number. The number of directors which shall constitute the whole Board shall be not less than three nor more than ten. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 2. Authority. The Board of Directors shall have power:

     First: To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor, not inconsistent with law or with the Articles of Incorporation or with the Bylaws, as they may deem best;

     Second: To Appoint and remove at pleasure the officers, agents, and employees of the corporation, prescribe their duties and fix their compensation;

     Third: To authorize the issue of shares of stock of the corporation from time to time upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually


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received, or in the case of shares issued as a divided, against amounts transferred from surplus to stated capital;

     Fourth: To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledged, hypothecations or other evidences of debt and securities therefor;

     Fifth: To alter, repeal or amend, from time to time, and at any time, these Bylaws and any and all amendments of the same, and from time to time, and at any time, to make and adopt such new and additional Bylaws as may be necessary and proper, subject to the power of the shareholders to adopt, amend or repeal such Bylaws, or to revoke the delegation of authority of the directors, as provided by law or by Article VII of these Bylaws; and

     Sixth: To appoint an executive and other committees, and to delegate to the Executive Committee any of the powers and authority of the Board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal Bylaws. The Board of Directors shall have the power to prescribe the manner in which proceedings of the Executive Committee and other committees shall be conducted. The Executive Committee shall be composed of two or more directors.

     Section 3. Removal of Directors. The stockholders shall have the power at any meeting of the stockholders to remove any director or officer with or without cause by a vote of the majority in amount of all the outstanding stock of the corporation entitled to vote.

     Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any removal of incumbent directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole


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remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 5. Quorum. A majority of all the directors of the corporation shall be necessary to constitute a quorum for the transaction of business at all meetings of the Board and a majority of the quorum shall decide any question that may come before the meeting, but less than a quorum may adjourn any meeting from time to time.

     Section 6. Meetings. Regular meetings of the Board of Directors shall be held in the City of Nashville, Tennessee, or at such other place within or without this state as from time to time shall be determined by resolution of the Board and without notice of said meeting. Special meetings may be called at the discretion of the President of the corporation, or upon request of a majority of members of the Board. A regular meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders, at which the directors shall elect the officers of the corporation of the ensuing year and transact such other business as may come before said meeting, of which no notice need be given except as herein contained.

     Section 7. Notice of Meeting. Notice of all special meetings and the place, date and hour for holding such meetings, excepting only the regular meetings, shall be given to each director by mail, or telegraph, by the Secretary at least three (3) days previous to the time fixed for the meeting. The transactions of any meeting of the Board of Directors, however called or noticed or wherever held, shall be as valid as though had a meeting duly been held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of


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the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 8. Compensation. Directors, as such, shall not receive stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendant, if any, may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 9. Written Consent in Lieu of Meeting. To the extent provided by applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 10. Indemnification. This corporation shall indemnify each present and future director and officer and any person who may serve at its request as a director or officer of another corporation to the extent required and to the extent permitted by the laws of the state in which indemnification is sought.

                                    ARTICLE V

                                    Officers

     Section 1. Number. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and Treasurer. In addition, the President may appoint, or the Board of Directors may elect one or more Assistant Secretaries and one or more Assistant Treasurers who shall have the same duties and authority, respectively, as the Secretary and Treasurer. Any number of offices, other than the President and the Secretary, may be held by the sane person, unless the certificate of incorporation or these


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Bylaws provide otherwise. No person shall sign any document on behalf of this corporation in more than one capacity.

     Section 2. Election. The officers shall be elected or appointed by the Board of Directors at the first meeting following each annual meeting of shareholders and shall hold office at the pleasure of such Board. The President shall be a director.

     Section 3. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 4. Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors with or without cause, when in judgment of the Board and best interest of the corporation demand such removal. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

     Section 5. President. It shall be the duty of the President to preside at all meetings of the Board of Directors at which he is present, unless the Board shall elect a permanent Chairman, to call special meetings of the Board whenever he may think such meetings necessary, or as requested to do so in accordance with these Bylaws; to sign all certificates of stock, contracts, leases, mortgages, deeds, conveyances and other documents of the corporation, which shall be countersigned by the Secretary or Treasurer where required. He shall have active executive management and general supervision and direction of the affairs of the corporation. He shall preside at and make to the annual meeting of the stockholders of the corporation a report covering the operation of the corporation for the preceding fiscal year, together with such suggestions as he may deem proper.


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     Section 6. Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice President in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 7. Secretary. The Secretary shall have the powers granted him under these Bylaws, and shall sign and issue all the calls for the stockholders' and directors' meetings when properly authorized; shall give notice of such meetings to each stockholder or director as provided above in these Bylaws and as required by law; shall have published all notices of the same required by law to be published; shall keep full and accurate minutes of the proceedings of all stockholders' and directors' meetings and shall attest the same after approval of the presiding officer. He shall sign such instruments as require his signature, and he shall make such reports and perform such other duties as are incident to his office, or may be required of him by the Board of Directors.

     Section 8. Assistant Secretary. The Assistant Secretary, or (if there be more than one) the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 9. Treasurer. The Treasurer shall have the custody of all monies and securities of the corporation and shall deposit same in the name and to the credit of the


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corporation. He shall keep a full and accurate account of the receipts and disbursements in books belonging to the corporation and shall disburse the funds of the corporation by check or other warrant. He shall render such reports to the President and Board of Directors as may be required of him and shall perform such other duties as may be incident to this office, or may be required of him and by the Board of Directors.

     Section 10. Assistant Treasurer. The Assistant Treasurer, or, if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                                 Fiscal Affairs

     Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Reserve Fund. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors may modify or abolish any such reserve in the manner in which it was created.


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     Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clean statement of the business and condition of the corporation.

     Section 4. Checks. The President and the Treasurer or the Assistant Treasurer are authorized to sign checks written on such accounts; and a letter to any bank or trust company establishing a bank account in the name of this corporation, which letter shall be signed by the President and the Treasurer or Assistant Treasurer, shall constitute sufficient and continuing authority for any bank or trust company to open said accounts; and the respective banks are authorized to honor and pay any and all checks and drafts of the corporation signed by persons authorized by the President and the Treasurer or Assistant Treasurer of this corporation, as hereinabove provided, whether such checks and drafts are payable to the order of such person or persons signing them; and checks, drafts, bills of exchange and other evidences of indebtedness may be endorsed for deposit to the account of this corporation by any of the foregoing or by any other employee or agent of the corporation and may be endorsed in writing or by stamps and with or without the designation of the person endorsing.

     Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE VII

                                   Amendments

     These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.


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

                              AMENDMENT TO BY-LAWS
                                       OF
                        PINELLAS AMBULANCE SERVICE, INC.

     I, the undersigned sole stockholder of PINELLAS AMBULANCE SERVICE, INC., a Florida corporation, hereby manifest my intention that the By-Laws of such corporation be amended in accordance with the amendment set forth herein, pursuant to the provisions of Article VII, Section 2 of the By-Laws as currently in effect for this corporation.

     The provisions of Sections 2 and 3 of Article II of the By-Laws are hereby deleted in their entirety and the following inserted in lieu thereof:

          Section 2. Number, Tenure. The number of directors of this corporation shall be not less than one (1) nor more than fifteen (15), the number of the same to be fixed by the stockholders at any annual or special meeting. Each director shall hold office until the next annual meeting of stockholders and until such director's successor shall have been duly elected and shall have qualified, unless such director sooner dies, resigns or is removed by the stockholders at any annual or special meeting.

          Section 3. Qualification. It shall not be necessary for directors to be stockholders. No minor shall serve as a director.

     IN WITNESS WHEREOF, this Amendment to the By-Laws of PINELLAS AMBULANCE SERVICE, INC. has been duly executed by the sole stock-holder of such corporation this 6th day of December, 1985.


                                        /s/ Clarence P. Foster, Jr.
                                        ----------------------------------------
                                        CLARENCE P. FOSTER, JR.


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